Exhibit 99.1
Holly Energy Partners Declares Distribution
Increases quarterly distribution from $0.64 to $0.655 per unit
DALLAS, TX, July 21, 2006 — Holly Energy Partners, L.P. (NYSE:HEP) today announced declaration of its cash distribution, for the second quarter of 2006, of $0.655 per unit. For the prior quarter, $0.64 was distributed to unit holders. The distribution will be paid August 9, 2006 to unit holders of record August 1, 2006.
The partnership plans to announce results for the quarter ended June 30, 2006 on July 27, 2006 before the opening of trading on the NYSE. The company has scheduled a conference call later that morning at 10:00AM EDT to discuss financial results. Listeners may access this call by dialing (800) 858-5936. The ID# for this call is 2945936. For those who would like to listen to this call via the internet, you may access the call at:
http://audioevent.mshow.com/304359/
Additionally, listeners may replay this call approximately two hours after the call concludes by dialing (800) 642-1687. Enter Conference ID: 2945936. This audio archive will be available through August 9, 2006.
Holly Energy Partners, L.P., headquartered in Dallas, Texas, provides petroleum product transportation and terminal services to the petroleum industry, including Holly Corporation, which owns a 45% interest (including the general partner interest) in the Partnership. The Partnership owns and operates petroleum product pipelines and terminals primarily in Texas, New Mexico, Oklahoma, Arizona, Washington, Idaho and Utah. In addition, the Partnership owns a 70% interest in Rio Grande Pipeline Company, a transporter of LPGs from West Texas to Northern Mexico.
FOR FURTHER INFORMATION, Contact:
Stephen J. McDonnell, Vice President & Chief Financial Officer
M. Neale Hickerson, Vice President, Investor Relations
Holly Energy Partners
214/871-3555